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                                                                    Exhibit 21


                       SUBSIDIARIES OF THE REGISTRANT
                          (as of December 31, 2002)


         Allegiant Bank                                              Missouri
              Allegiant Investment Company                           Delaware
                  Allegiant Real Estate Investment Trust             Delaware
              Equality Mortgage Company                              Missouri
              Allegiant Insurance Services Co.                       Missouri
         Bank of Ste. Genevieve                                      Missouri
         Kratky Road, Inc.                                           Missouri
         Allegiant Capital Corporation                               Missouri
         Allegiant Capital Trust I                                   Delaware
         Allegiant Capital Trust II                                  Delaware
         Allegiant Community Development Corporation                 Missouri
         Allegiant Investment Counselors                             Missouri
         Equality Commodity Corp.                                    Missouri